                                                                  EXHIBIT 4(a)
                                                                  ------------



                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                     AMONG

                               BRUSH WELLMAN INC.

                                      AND

                                   FOUR BANKS

                                      AND

                           NATIONAL CITY BANK, AGENT


     $20,000,000    2/5   NATIONAL CITY BANK
     $10,000,000    1/5   NBD BANK, N.A.
     $10,000,000    1/5   SOCIETY NATIONAL BANK
     $10,000,000    1/5   THE BANK OF NOVA SCOTIA
      ----------
     $50,000,000      Total


                               December 13, 1994

                                                                TABLE OF CONTENTS
                                                                -----------------

1A.  CROSS-REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

1B.  SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2A.  SUBJECT COMMITMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     2A.01  AMOUNTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     2A.02  TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     2A.03  OPTIONAL REDUCTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     2A.04  COMMITMENT FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     2A.05  EXTENSION OF SUBJECT COMMITMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

2B.  LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     2B.01  COMPETITIVE BID RATE BORROWINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     2B.02  SUBJECT NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     2B.03  LOAN MIX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     2B.04  AMOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     2B.05  CONTRACT PERIODS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     2B.06  MATURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     2B.07  ROLLOVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     2B.08  INTEREST:  PRIME RATE LOANS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     2B.09  INTEREST:  FIXED-RATE LOANS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     2B.10  PREPAYMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

2C.  GENERAL TERMS AND CONDITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     2C.01  CREDIT REQUESTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     2C.02  CONDITION: NO DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     2C.03  CONDITION: PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     2C.04  PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     2C.05  NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     2C.06  LIBOR LOANS:  UNAVAILABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     2C.07  LIBOR LOANS:  ILLEGALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

3A.  INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     3A.01  FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     3A.02  NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

3B.  GENERAL FINANCIAL STANDARDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     3B.01  TANGIBLE NET WORTH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     3B.02  LEVERAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     3B.03  CURRENT RATIO   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     3B.04  INTEREST COVERAGE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     3B.05  FUNDED DEBT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

3C.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     3C.01  TAXES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     3C.02  FINANCIAL RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     3C.03  VISITATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     3C.04  INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     3C.05  CORPORATE EXISTENCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     3C.06  COMPLIANCE WITH LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     3C.07  PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     3C.08  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

3D.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

     3D.01  CREDIT EXTENSIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   18
     3D.02  BORROWINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   19
     3D.03  LIENS, LEASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   19
     3D.04  EQUITY TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   21

4A.  CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  22
     4A.01  SUBJECT NOTES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  22
     4A.02  RESOLUTIONS AND INCUMBENCY  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  22
     4A.03  LEGAL OPINION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  22
     4A.04  FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  22

4B.  WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  22
     4B.01  EXISTENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   23
     4B.02  GOVERNMENTAL RESTRICTIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   23
     4B.03  CORPORATE AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   23
     4B.04  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   23
     4B.05  TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   23
     4B.06  TITLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   24
     4B.07  LAWFUL OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   24
     4B.08  ERISA COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   25
     4B.09  INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   25
     4B.10  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   25
     4B.11  DEFAULTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   25
     4B.12  INVESTMENT COMPANY ACT.  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   25

5A.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  26
     5A.01  PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  26
     5A.02  WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  26
     5A.03  COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  26
     5A.04  CROSS-DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  26
     5A.05  SUBSIDIARY'S SOLVENCY   . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  26
     5A.06  BORROWER'S SOLVENCY   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  27
     5A.07  CHANGE IN CONTROL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  27

5B.  EFFECTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   27
     5B.01  OPTIONAL DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   27
     5B.02  AUTOMATIC DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   27
     5B.03  OFFSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   28
     5B.04  EQUALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   28

6A.  INDEMNITY: STAMP TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  28

6B.  INDEMNITY: GOVERNMENTAL COSTS/FIXED RATE LOANS . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  28

6C.  INDEMNITY:  FUNDING COSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  29

6D.  INDEMNITY: CREDIT REQUESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  29

6E.  INDEMNITY:  UNFRIENDLY TAKEOVERS . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  29

6F.  INDEMNITY: CAPITAL REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  30

6G.  INDEMNITY: COLLECTION COSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .  30



                                                              -ii-
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
6H.  CERTIFICATE FOR INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   31

7A.  BANKS' PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   31

7B.  NCB-AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   31
     7B.01  NATURE OF APPOINTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     7B.02  NCB AS A BANK; OTHER TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     7B.03  INSTRUCTION FROM BANKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     7B.04  BANKS' DILIGENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     7B.05  NO IMPLIED REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     7B.06  SUB-AGENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     7B.07  NCB-AGENT'S DILIGENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     7B.08  NOTICE OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     7B.09  NCB-AGENT'S LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     7B.10  COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     7B.11  DISBURSEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     7B.12  NCB-AGENT'S INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     7B.13  RESIGNATION; SUCCESSOR AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

8.  INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . .   34
     8.01  WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     8.02  CUMULATIVE PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     8.03  BINDING EFFECT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     8.04  SURVIVAL OF PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     8.05  IMMEDIATE U.S. FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     8.06  CAPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     8.07  SUBSECTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     8.08  ILLEGALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     8.09  OHIO LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     8.10  INTEREST/FEE COMPUTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     8.11  NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     8.12  ACCOUNTING TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

9.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   36

10.  EXECUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   45


                                     -iii-
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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                                ----------------

        Amended and Restated Credit Agreement made as of December 13, 1994 by and among Brush Wellman Inc., an Ohio corporation ("Borrower"), the banks named in subsection 2A.01 below (collectively, the "Banks"), and National City Bank, as agent (in that capacity, "NCB-Agent") for the Banks for the purposes indicated in this Agreement and the Related Writings (as hereafter defined):

                            PRELIMINARY STATEMENTS:

        A. The Banks, NCB-Agent and Borrower entered into a Credit Agreement dated as of December 23, 1991 (as the same has been amended, the "Original Credit Agreement"); and

        B. Borrower and the Banks desire to amend certain terms and provisions of the Original Credit Agreement, including, among other reasons, to increase the Subject Commitments and to extend the Expiration Date, and the Banks are agreeable to such amendments.

        NOW, THEREFORE, for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   1A.  CROSS-REFERENCE.   Certain capitalized terms used herein are defined in
Section 9.

   1B.  SUMMARY.   This Agreement sets forth the terms and conditions upon
which, at Borrower's request, the Banks will Ratably make loans to Borrower on a revolving basis until the Expiration Date (as defined in Section 2A.02). This Agreement also sets forth covenants and warranties made by the parties to induce each other to enter into this Agreement and contains other material provisions.

   2A.  SUBJECT COMMITMENTS.   The basic terms of the Subject Commitments and
the compensation therefor are as follows:

   2A.01  AMOUNTS.   The aggregate amount of the Subject Commitments shall be
fifty million dollars ($50,000,000), but that amount may be reduced from time to time pursuant to subsection 2A.03 and the Subject Commitments may be terminated pursuant to Section 5B. The amount of each Bank's Subject Commitment (subject to such reduction or termination), and the proportion (expressed as a fraction) that it bears to all of the Subject Commitments, is set forth opposite the Bank's name below, to-wit:

     $20,000,000        2/5             National City Bank
     $10,000,000        1/5             NBD Bank, N.A.
     $10,000,000        1/5             Society National Bank
     $10,000,000        1/5             The Bank of Nova Scotia
     -----------                        -----------------------
     $50,000,000                        Total

        2A.02  TERM.   Each Subject Commitment shall commence as of the date of
this Agreement and shall remain in effect on a revolving basis until April 30, 1998 (the "Expiration Date"), except that a later Expiration Date may be established from time to time pursuant to subsection 2A.05 and except that the Subject Commitments shall end in any event upon any earlier reduction thereof to zero pursuant to subsection 2A.03 or any earlier termination pursuant to
Section 5B.

        2A.03  OPTIONAL REDUCTIONS.   Borrower shall have the right, at all
times and without the payment of a premium, to permanently reduce all of the Subject Commitments in whole or in part by giving NCB-Agent notice (to be given not later than 12:00 noon Cleveland, Ohio time of the Banking Day next preceding the effective date of the reduction and either to be given in writing or to be promptly confirmed in writing) of the aggregate amount by which the Subject Commitments are to be reduced and the effective date thereof, subject, however, to the following:

                (a) Each such reduction of the Subject Commitments shall aggregate one million dollars ($1,000,000) or any multiple thereof.

                (b) Each reduction shall be allocated Ratably among the Subject Commitments.

                (c) Concurrently with each reduction Borrower shall make a principal payment on each Bank's Subject Loans then outstanding in a principal amount equal to the excess, if any, of the amount of that Bank's then Credit Exposure over that Bank's Subject Commitment as so reduced. Subsection 2B.10 and Section 6C shall apply to each such prepayment.

        2A.04  COMMITMENT FEE.   Each Bank shall, so long as its Subject
Commitment remains in effect, earn a commitment fee

                (a) based on the average daily difference between the amount of that Bank's Subject Commitment from time to time in effect and the then amount of that Bank's Credit Exposure (as to each Bank, the "Unused Commitment"),

                (b) computed (in accordance with subsection 8.10) at the Applicable Rate set forth below that corresponds to the Interest Coverage Ratio as of the last day of the immediately preceding fiscal quarter of the Companies; provided, however, that the Applicable Rate from the date of this Agreement through and including March 31, 1995, will be .15%:

                Interest Coverage Ratio                 Applicable Rate
                -----------------------                 ---------------

                less than 4.0 to 1.0;                           .25%

                equal to or greater than 4.0 to 1.0             .20%
                but less than 5.0 to 1.0

                equal to or greater than 5.0 to 1.0             .15%, and


                (c) payable in arrears by Borrower to NCB-Agent for the account of the Banks on April 1, 1995, and quarter-annually thereafter and at the end of the Subject Commitment.

Each Bank shall be entitled to such commitment fee on its Unused Commitment, if any, irrespective of the principal amount of any outstanding Competitive Loans made by any or all of the other Banks from time to time.

   2A.05 EXTENSION OF SUBJECT COMMITMENTS. Annually, beginning in 1996, Borrower may request the Banks to extend the Expiration Date for a period of one (1) year from the later of April 30, 1998, or such other Expiration Date as may have been previously established pursuant to this subsection 2A.05, by delivering to the Banks a written request for such extension in the form of Exhibit A hereto and Borrower's audited financial statements delivered pursuant to subsection 3A.01 hereof. The Banks shall have until thirty (30) days after receipt of such written request and financial statements to agree to such extension and if the Banks do not so notify Borrower in writing of their agreement to such extension, the Expiration Date shall not be extended. If the Banks do agree to such extension, NCB-Agent shall so notify Borrower, and Borrower shall then promptly deliver to the Banks Subject Notes, executed by Borrower, in the form and substance of Exhibits C-1 and C-2, but bearing the extended Expiration Date, together with a certified copy of the resolution of Borrower's Board of Directors authorizing such extension and the execution and delivery of the new Subject Notes. The Banks, upon receipt of the new substitute Subject Notes, shall endorse thereon all Subject Loans then outstanding, together with the dates thereof, and shall return to Borrower the Subject Notes bearing the no longer correct Maturity date, such returned Subject Notes marked "Expiration Date extended to
__________________________".

        2B.  LOANS.   Each Bank (for itself only and not for the other) agrees,
subject to the conditions of this Agreement, that so long as that Bank's Subject Commitment remains in effect it will grant Borrower such loan or loans pursuant to this Agreement as Borrower may from time to time request.

                   2B.01  COMPETITIVE BID RATE BORROWINGS.

        (a) THE COMPETITIVE BID OPTION. Subject to the terms and conditions of this Agreement, Borrower may, as set forth in this subsection, request the Banks to make offers to make Competitive Loans to Borrower. The Banks may, but shall have no obligation to, make such offers, and Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this subsection.

        (b) COMPETITIVE BID REQUEST. When Borrower wishes to request offers to make Competitive Loans under this subsection, it shall transmit to each Bank by telex or telecopy a Competitive Bid Request substantially in the form of Exhibit B hereto or may request such offers orally of the Banks, in any case so as to be received no later than 12:00 noon (Cleveland, Ohio, time) on the date of the borrowing proposed therein, specifying:

                (i)  the proposed date of borrowing, which shall be a Banking
         Day,

                (ii) the aggregate amount of such borrowing, which shall be three million dollars ($3,000,000) or any greater amount that is a multiple of five hundred thousand dollars ($500,000), and

                (iii)  the duration of the Contract Period applicable thereto.

In the case of an oral request to any Bank for Competitive Loans, such Bank shall be entitled to rely thereon, and Borrower shall assume the risk of misunderstanding.

                (c)   SUBMISSION AND CONTENTS OF COMPETITIVE BIDS.

                (i) Each Bank may submit a Competitive Bid containing an offer or offers to make Competitive Loans in response to any invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection (c) and must be submitted to Borrower by telex or orally (or by such other means as to which Borrower and that Bank may agree) not later than 12:00 noon (Cleveland, Ohio time) on the proposed date of borrowing.

                (ii) Each Competitive Bid shall be in writing or may be conveyed orally and shall in any case specify:

                        (A)  the proposed date of borrowing,

                (B) the principal amount of the Competitive Loan for which each such offer is being made, which principal amount (y) may be greater than or less than the Subject Commitment of the quoting Bank, and (z) may not exceed the principal amount of Competitive Loans for which offers were requested,

                (C) the rate of interest per annum (rounded to the nearest 1/100th of 1%) (the "Competitive Bid Rate") offered for each such Competitive Loan, and

                (D)  the identity of the quoting Bank.

        (d) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 12:00 noon (Cleveland, Ohio, time) on the proposed date of borrowing (or such other time and date as to which Borrower and that Bank may agree), Borrower shall notify the particular quoting Bank(s) of its acceptance of the offer(s) so received by it pursuant to subsection (c). Borrower's failure to notify a quoting Bank of its acceptance of that Bank's Competitive Bid on a timely basis shall be deemed to be an indication of Borrower's nonacceptance of said quote. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Contract Period that are accepted. Borrower may accept any Competitive Bid in whole or in part; provided that:

                (i) the aggregate principal amount of each Competitive Loan may not exceed the applicable amount set forth in the related Competitive Bid Request, and

                (ii) the principal amount of each Competitive Loan must be three million dollars ($3,000,000) or any greater amount that is a multiple of five hundred thousand dollars ($500,000).

Upon Borrower's acceptance of any Competitive Bid hereunder, Borrower shall promptly notify each Bank which responded to the Competitive Bid Request in question of (x) the range of interest rates bid with respect thereto, (y) the aggregate amount of Competitive Loans taken by the Borrower thereunder, and (z) the duration of the loan Contract Period with respect thereto.

                (e)   NOTICE TO NCB-AGENT; FUNDING OF COMPETITIVE LOANS.

                (i) Upon Borrower's determination to accept a Competitive Bid under this subsection, Borrower shall promptly notify NCB-AGENT (but in no case later than 12:00 noon Cleveland, Ohio, time on the proposed date of borrowing) of the identity of the Bank or Banks making such Competitive Loan and the terms thereof.

                (ii) Not later than 12:00 noon (Cleveland, Ohio time) on the date a Competitive Loan is to be obtained, each Bank participating therein shall (except as provided in subpart (iii) of this subsection) make available the amount of its Competitive Loan in federal or other funds immediately available in Cleveland, Ohio, to Borrower in accordance with such instructions, as Borrower shall give such Bank or Banks.

                (iii) If any Bank makes a new Competitive Loan hereunder on a day on which Borrower is to repay all or any part of an outstanding Competitive Loan from such Bank, such Bank shall apply the proceeds of its new Competitive Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank.

        2B.02  SUBJECT NOTES.   Each Bank's Subject Loans shall be evidenced by
two Subject Notes payable to the order of that Bank, with respect to Prime Rate Loans and LIBOR Loans, in the principal amount equal to the dollar amount of that Bank's Subject Commitment as then in effect, and with respect to Competitive Loans, equal to the aggregate amount of all the Subject Commitments, as then in effect, each note being in the form and substance of Exhibits C-1 and C-2, respectively, with the blanks appropriately filled.

                (a) Whenever Borrower shall obtain a Series of Subject Loans, each Bank shall endorse an appropriate entry on the appropriate Subject Note or make an appropriate entry in a loan account in that Bank's books and records, or both. Each entry shall be prima facie evidence of the data entered; but such entries shall not be a condition to, or in any way affect, Borrower's obligation to pay.

                (b) Whenever Borrower shall obtain a Series of Prime Rate Loans or LIBOR Loans, each Bank shall disburse the proceeds in immediately available funds from any office selected by that Bank to Borrower's general checking account with NCB not later than 12:00 noon (Cleveland, Ohio time) on the Banking Day specified in the Credit Request or in accordance with such other instructions, if any, as Borrower may give the Banks in writing or orally and immediately confirmed in writing.

                (c) No holder of any Subject Note shall transfer a Subject Note, or seek a judgment or file a proof of claim based on a Subject Note without in each case first endorsing the Subject Note to reflect the true amount owing thereon.

        2B.03  LOAN MIX.   The Subject Loans may include Prime Rate Loans or
Competitive Loans or LIBOR Loans or any combination thereof, all as Borrower may from time to time duly elect, except that each Series of Subject Loans shall at all times consist of only Prime Rate Loans or only Competitive Loans or only LIBOR Loans and, in the case of Fixed-Rate Loans, shall have identical Contract Periods.

        2B.04  AMOUNTS.   Each Series of Prime Rate Loans and LIBOR Loans shall
be divided Ratably among the Banks and shall be in such aggregate principal amount as Borrower may request, subject, however, to the following:

                (a) In the case of Prime Rate Loans, the aggregate principal amount shall be five hundred thousand dollars ($500,000) or any multiple thereof.

                (b) In the case of LIBOR Loans, the aggregate principal amount shall be two million dollars ($2,000,000) or any greater amount that is a multiple of five hundred thousand dollars ($500,000).

                (c) In no event shall any Bank's Credit Exposure at any time exceed the then amount of that Bank's Subject Commitment, except in respect of Competitive Loans to the extent agreed upon by that Bank with Borrower.

        2B.05  CONTRACT PERIODS.   Each Series of Fixed-Rate Loans shall have
applicable thereto a Contract Period to be duly elected by Borrower in the Credit Request therefor. Each Contract Period shall begin on the date of borrowing and shall end on such date, not later than the Expiration Date, as Borrower may select, subject, however, to the following:

                (a) The Contract Period for each Series of LIBOR Loans shall end one or two or three or six or twelve months after the date of borrowing, except that

        (1) if any such Contract Period otherwise would end on a day that is not a Banking Day, it shall end instead on the next following Banking Day unless that day falls in another calendar month, in which case it shall end instead on the next preceding Banking Day, and

        (2) if the Contract Period commences on a day for which there is no numerical equivalent in the calendar month in which the Contract Period is to end, it shall end on the last Banking Day of that calendar month.

                (b) The Contract Period for each Series of Competitive Bid Loans shall end not less than seven days, but in any event shall end on or prior to one hundred eighty days, after the date of borrowing, except that if the Contract Period otherwise would end on a day not a Banking Day, it shall end on the next following Banking Day.

        2B.06  MATURITIES.   The stated Maturity of each Prime Rate Loan shall
be the Expiration Date. The stated Maturity of each Fixed-Rate Loan shall be the last day of the Contract Period applicable thereto, except that in no event shall the stated Maturity be later than the Expiration Date.

        2B.07  ROLLOVER.   If

                (a) any Series of Subject Loans shall not be paid in full at the stated Maturity thereof and

                (b)   no Default Under This Agreement shall then exist,

Borrower shall be deemed to have duly given NCB-Agent a timely Credit Request to obtain (and at that Maturity the Banks shall make) a Series of Prime Rate Loans in an aggregate principal amount equal to the aggregate unpaid principal of the Subject Loans then due and the proceeds of those Prime Rate Loans shall be applied to the payment in full of the Subject Loans then due; provided, that no such Prime Rate Loan shall of itself cure any then-existing Default Under This Agreement.

        2B.08  INTEREST:  PRIME RATE LOANS.   The principal of and overdue
interest on the Prime Rate Loans shall bear interest payable in arrears on the first Banking Day of each January, April, July and October and at Maturity and computed (in accordance with subsection 8.10)

                (a) prior to Maturity, at a fluctuating rate equal to the Prime Rate from time to time in effect and

                (b) after Maturity (whether occurring by lapse of time or by acceleration) and upon the occurrence of an Event of Default, at a fluctuating rate equal to the Prime Rate from time to time in effect plus two percent (2%) per annum, with each change in the Prime Rate automatically and immediately changing the rate thereafter applicable to the Prime Rate Loans; provided, that in no event shall the rate applicable to the Prime Rate Loans after the Maturity thereof be less than the rate applicable thereto immediately before Maturity.

        2B.09  INTEREST:  FIXED-RATE LOANS.   The principal of and overdue
interest on each Fixed-Rate Loan shall bear interest computed (in accordance with subsection 8.10) and payable as follows:

                (a) Prior to Maturity, each LIBOR Loan shall bear interest with respect to any Contract Period commencing on or after April 1, 1995, at a rate equal to the LIBOR Rate in effect at the start of the applicable Contract Period plus the margin indicated below that corresponds to the Interest Coverage Ratio as of the start of the applicable Contract Period:

Interest Coverage Ratio                                         Margin
- -----------------------                                         ------
less than 4.0 to 1.0                                            5/8%

equal to or greater than 4.0 to 1.0
but less than 5.0 to 1.0                                        1/2%

equal to or greater than 5.0 to 1.0                             3/8%;


provided, however, that from the date of this Agreement through and including March 31, 1995, the margin will be 3/8%.

                (b) Prior to Maturity, each Competitive Loan shall bear interest at a rate equal to the Competitive Bid Rate.

                (c) After Maturity (whether occurring by lapse of time or by acceleration), each Fixed-Rate Loan shall bear interest computed and payable in the same manner as set forth in subsection 2B.08(b) for Prime Rate Loans, except that in no event shall any Fixed-Rate Loan bear interest after Maturity at a lesser rate than that applicable thereto immediately before Maturity.

                (d) Interest on each Fixed-Rate Loan shall be payable in arrears on the last day of the Contract Period applicable thereto and at Maturity and, in the case of any Contract Period having a longer term than ninety (90) days or three (3) months, as the case may be, shall also be payable every ninety (90) days (in the case of Competitive Loans) and every three (3) months (in the case of LIBOR Loans) after the first day of the Contract Period.

        2B.10  PREPAYMENTS.   Borrower may from time to time prepay the
principal of the Prime Rate Loans in whole or in part and may from time to time prepay the principal of any given Series of Fixed-Rate Loans in whole or in part, subject to the following:

                (a) Borrower shall give NCB-Agent an appropriate notice not later than 12:00 noon (Cleveland, Ohio time) on the Banking Day next preceding any such prepayment, which notice, if not originally given in writing, shall be promptly confirmed in writing. NCB-Agent shall promptly report the notice to each Bank.

                (b) Each prepayment of Prime Rate Loans shall aggregate the principal amount of five hundred thousand dollars ($500,000) or any multiple thereof or an amount equal to the then aggregate principal outstanding and shall be allocated thereto Ratably. Each prepayment of a Series of Competitive Loans shall aggregate three million dollars ($3,000,000) or any greater amount that is a multiple of five hundred thousand dollars ($500,000) or an amount equal to the aggregate unpaid principal balance of that Series and shall be applied Ratably to the Subject Loans comprising the Series.

                (c) Each prepayment of a Series of LIBOR Loans shall aggregate two million dollars ($2,000,000) or any greater amount that is a multiple of five hundred thousand dollars ($500,000) or an amount equal to the aggregate unpaid principal balance of that Series and shall be applied Ratably to the Subject Loans comprising the Series.

                (d) Each prepayment of the Prime Rate Loans may be made without penalty or premium. Any prepayment of any Fixed-Rate Loan (regardless of the reason for the prepayment) shall be subject to the payment of any indemnity required by Section 6C.

                (e)   No prepayment shall of itself reduce any Subject
         Commitment.

                (f) Concurrently with each prepayment, Borrower shall prepay the interest accrued on the prepaid principal.

        2C.  GENERAL TERMS AND CONDITIONS.   The Subject commitments shall be
subject to the following additional terms and conditions:

             2C.01  CREDIT REQUESTS.   Whenever Borrower desires to obtain a
Series of Subject Loans other than by a Competitive Bid Request, Borrower shall give NCB-Agent an appropriate notice (a "Credit Request") to be in the form of Exhibit D (or in other form and detail satisfactory to NCB-Agent) with the blanks appropriately filled. The Credit Request shall be irrevocable, shall be given to NCB-Agent not later than 12:00 noon (Cleveland, Ohio time)

                (a) on the Banking Day next preceding the date on which Prime Rate Loans are to be obtained,

                (b) three (3) Banking Days prior to the date any LIBOR Loans are to be obtained, and

                (c) shall either be made in writing or orally and immediately confirmed in writing.

In the case of any oral Credit Request, NCB-Agent shall be entitled to rely thereon and Borrower shall assume the risk of misunderstanding. NCB-Agent shall give each Bank prompt notice of each Credit Request.

        2C.02  CONDITION: NO DEFAULT.   Borrower shall not be entitled to
obtain any Subject Loan if

                (a) any Default Under This Agreement shall then exist or would thereupon begin to exist or

                (b) any representation or warranty made in subsections 4B.01 through 4B.12 (both inclusive) shall have ceased to be true or complete in any Material respect or

                (c) there shall have occurred any Material adverse change in the consolidated financial condition, properties or business of the Companies since the date of Borrower's Most Recent 4A.04 Financial Statements or of its then most recent financial statements, if any, furnished to the Banks pursuant to subsection 3A.01 or

                (d)   Borrower has not complied with or caused compliance with
         Section 4A.

Each Credit Request, both when made and when honored, shall of itself constitute a continuing representation and warranty by Borrower to NCB-Agent for the benefit of the Banks that Borrower is entitled to make the Credit Request and that the Banks are obligated to honor it.

        2C.03  CONDITION: PURPOSE.   Borrower shall not use the proceeds of any
Subject Loan in any manner that would violate or be inconsistent with Regulation U or X of the Board of Governors of the Federal Reserve System; nor will it use any such proceeds for the purpose of financing the acquisition of any corporation or other business entity if the acquisition is publicly opposed by the latter's management and if any Bank deems that its participation in the financing of the acquisition would involve it in a conflict of interest. Borrower will use such proceeds only for general corporate purposes.

        2C.04  PAYMENTS.   All payments (including prepayments) of any Subject
Indebtedness (excluding payments on Competitive Loans) shall be made by Borrower to NCB-Agent for the account of the Banks in immediately available funds, which payment to NCB-Agent shall constitute payment to the Banks. Any payment received by NCB-Agent after 1:30 p.m. (Cleveland, Ohio time) shall be deemed to have been made and received on the next following Banking Day; provided that if Borrower shall have given one of its depositories instructions before 12:00 noon (Cleveland, Ohio time) to transfer "federal funds" that day to NCB-Agent and shall have received and provided to NCB-Agent a

Federal Reserve reference number for the transfer, the payment shall be deemed to have been timely even if received after 1:30 p.m. that day. NCB-Agent shall distribute to each Bank its Ratable share of each such payment in immediately available funds forthwith upon NCB-Agent's receipt thereof. All payments (including prepayments) of any Competitive Loans shall be made by Borrower directly to the Bank or Banks making such Competitive Loans in immediately available funds.

        2C.05  NOTICE.   NCB-Agent shall give Borrower and the Banks prompt
notice of the fixed rate initially applicable to each Series of Fixed- Rate Loans and of each change in NCB's Prime Rate. In making interest payments, Borrower shall be entitled to rely upon the most recent such notice received by it; provided, that if any interest payment shall be made in the wrong amount by reason of Borrower's failure to receive a timely notice for any reason or by reason of any error in computation, the difference between the correct amount and the erroneous amount shall be promptly paid by Borrower or promptly refunded to Borrower (in either case with interest computed at the Prime Rate on the amount of the difference), whichever is applicable.

        2C.06  LIBOR LOANS:  UNAVAILABILITY.   If at any time

                (a) any of the Banks shall determine that dollar deposits of the relevant amount for the relevant Contract Period are not available in the London Interbank Eurodollar Market (in the case of LIBOR Loans) for the purpose of funding the LIBOR Loans in question, or

                (b) NCB-Agent shall determine that circumstances affecting the relevant market make it impracticable for NCB-Agent to ascertain the rate or rates applicable to such Fixed-Rate Loans, or

                (c) any of the Banks shall give NCB-Agent written notice that the costs of that Bank in funding any one or more Series of LIBOR Loans are equal to or greater than the interest payable by Borrower in respect thereof, then and in each such case NCB-Agent shall, by written notice to Borrower and the Banks, suspend Borrower's right thereafter to obtain Fixed- Rate Loans of the kind in question, which suspension shall remain in effect until such time, if any, as NCB-Agent may give written notice to Borrower that the condition giving rise to the suspension no longer prevails.

        2C.07  LIBOR LOANS:  ILLEGALITY.   If any Bank shall give NCB-Agent
written notice that it is, or any governmental authority has asserted that it is, unlawful for that Bank to fund, make or maintain (other than by reason of a change in

Capital Requirements, the effect of which is dealt with in Section 6F) the LIBOR Loans in question,

                (a) NCB-Agent shall give Borrower and the other Banks prompt written notice thereof, and

                (b) Borrower shall promptly pay in full the principal of and interest on the LIBOR Loans in question and make the reimbursement, if any, required by Section 6C.

        3A.  INFORMATION.   Borrower agrees that so long as the Subject
Commitments remain in effect and thereafter until all the Subject Indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

             3A.01  FINANCIAL STATEMENTS. Borrower will furnish to each Bank

                (a) within forty-five (45) days after the end of each of the first three quarter-annual periods of each of Borrower's fiscal years, balance sheets of the Companies as at the end of that period and their income statements and surplus reconciliations for the year to the end of that period, all prepared (but unaudited) on a consolidated basis, on a comparative basis with the prior year (as to the consolidated statements only), in accordance with GAAP (except as disclosed therein) and in form and detail reasonably satisfactory to the Banks;

                (b) as soon as available (and in any event within ninety (90) days after the end of each of Borrower's fiscal years), a complete copy of the annual audit report (including without limitation the consolidated financial statements of the Companies and notes thereto) of Borrower for that year, which shall be

        (1) prepared on a consolidated basis, on a comparative basis with the prior year, in accordance with GAAP (except as disclosed therein) and in form and detail reasonably satisfactory to the Banks, and

        (2) certified (without qualification as to GAAP) by independent public accountants selected by Borrower and reasonably satisfactory to the Banks;

                (c) concurrently with each delivery of financial statements pursuant to clause (a) or (b), a certificate, substantially in the form of Exhibit E, by Borrower's chief financial officer

        (1) certifying that to the best of such officer's knowledge and belief, (i) those financial statements fairly present in all Material respects the financial condition and results of operations of the Companies in accordance with GAAP, subject, in the case of interim financial statements, to routine year-end audit adjustments and (ii) no Default Under This Agreement then exists or, if any does, a brief description of such default and Borrower's intentions in respect thereof, and

        (2) setting forth the calculations necessary to determine whether or not the Companies are in compliance with the general financial standards set forth in Section 3B;

        (d)   promptly when filed (in final form) or sent, a copy of

        (1) each registration statement, Form 10-K annual report, Form 10-Q quarterly report, Form 8-K current report or similar document filed by Borrower with the Securities and Exchange Commission (or any similar federal agency having regulatory jurisdiction over Borrower's securities) or with any securities exchange, and

        (2) each proxy statement, annual report, certificate, notice or other document sent by Borrower to the holders of any of its securities (or any trustee under any indenture which secures any of its securities or pursuant to which such securities are issued); and

                (e) forthwith upon any Bank's written request such other information about the financial condition, properties and operations of the Companies and their Pension Plans as that Bank may from time to time reasonably request.

        3A.02 NOTICE. Borrower will cause its chief financial officer, or in his absence another officer designated by Borrower, to give each Bank prompt written notice whenever any officer of any Company


                (a) reasonably believes any Reportable Event (as defined in ERISA) to have occurred in respect of any Pension Plan or receives notice of any ERISA Regulator's allegation of a Default under ERISA by any Company,

                (b) receives from the Internal Revenue Service or any other federal, state, local or foreign taxing authority any allegation of any default or defaults by any Company in the payment of any tax or notice of any assessment in respect thereof in an amount in excess of five hundred thousand dollars ($500,000),

                (c) learns there has been brought against any Company before any court, administrative agency or arbitrator any litigation or proceeding which, if successful, might have a Material adverse effect on the Companies on a consolidated basis,

                (d) receives from any governmental agency or authority notice alleging that any Company has violated, is required to take corrective action, or is otherwise liable under or in respect of any Environmental Law, or

                (e) reasonably believes that any representation or warranty made in subsections 4B.01 through 4B.12 (both inclusive) shall for any reason have ceased in any Material respect to be true and complete or that any Default Under This Agreement shall have occurred.

        3B.   GENERAL FINANCIAL STANDARDS.  Borrower agrees that so long as the
Subject Commitments remain in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will observe each of the following:

        3B.01 TANGIBLE NET WORTH. Borrower will not suffer or permit the consolidated Tangible Net Worth of the Companies at any time to be less than one hundred fifty-five million dollars ($155,000,000) plus an amount equal to forty percent (40%) of Borrower's annual earnings for the four fiscal quarters ending December 31, 1994 and each December 31 thereafter; provided, that if annual earnings for any fiscal year are a negative figure, the annual earnings for the fiscal year in question shall be treated as zero (0) for the purposes of this subsection.

        3B.02 LEVERAGE. Borrower will not suffer or permit the Companies' Total Liabilities at any time to exceed an amount equal to one and one- quarter (1.25) times the Companies' Tangible Net Worth, all as determined on a consolidated basis.

        3B.03 CURRENT RATIO. Borrower will not suffer or permit the Current Assets of the Companies at any time to fall below an amount equal to one and one-half (1.5) times their Current Liabilities (including, without limitation, the outstanding amount of all Subject Loans), all as determined on a consolidated basis.

        3B.04  INTEREST COVERAGE.   Borrower will not at any time suffer or
permit the ratio (the "Interest Coverage Ratio") of (a) the aggregate of the Net Income, interest expense and income taxes (whether federal, state or local) of the Companies for the four consecutive fiscal quarters then ended, to (b) the aggregate interest expense of the Companies for that period (in calculating such interest expense, there shall be included capitalized interest of the Companies in excess of $900,000 at any fiscal year end), to be less 3.00 to 1:00, all as determined on a consolidated basis.

        3B.05 FUNDED DEBT. Borrower will not suffer or permit the Funded Indebtedness of the Companies, at any time, to exceed an amount equal to one-half (0.5) times the sum of the Funded Indebtedness of the Companies plus the Tangible Net Worth of the Companies, all as determined on a consolidated basis.

        3C. AFFIRMATIVE COVENANTS. Borrower agrees that so long as the Subject Commitments remain in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will perform and observe, and will cause each Subsidiary to perform and observe, each of the following provisions on their respective parts to be complied with, namely:

                3C.01  TAXES.  Each Company will pay in full

                (a) prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and

                (b) prior in each case to the date the claim would become delinquent for non-payment, all other lawful claims (whatever their kind or nature) which, if unpaid, might become a lien or charge upon its property;

PROVIDED, that no item need be paid so long as and to the extent that (i) it is contested in good faith and by timely and appropriate proceedings which are effective to stay enforcement thereof or (ii) with respect to items not exceeding five hundred thousand dollars ($500,000) in the aggregate, it is being negotiated in good faith with the relevant governmental authority.

        3C.02 FINANCIAL RECORDS. Each Company will at all times keep true and complete financial records in accordance with GAAP and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities.

        3C.03 VISITATION. Each Company will permit each Bank at all reasonable times

                (a) to examine that Company's properties and its financial records and to make copies of and extracts from such records and

                (b) to consult with that Company's officers, employees, accountants, actuaries, trustees and plan administrators in respect of its financial condition, properties and operations and the financial condition of its Pension Plans, each of which parties is hereby authorized to make such information available to each Bank to the same extent that it would to that Company.

                3C.04  INSURANCE.  Each Company will

                (a) keep itself and all of its insurable properties insured at all times to such extent, with such deductibles, by such insurers and against such hazards and liabilities as is generally and prudently done by other business enterprises respectively similar to the Companies, except that if a more specific standard is provided in any Related Writing, the more specific standard shall prevail and

                (b) forthwith upon any Bank's written request, cause an appropriate officer to deliver to each of the Banks a certificate setting forth, in form and detail satisfactory to the Banks, such information about that insurance, all as any Bank may from time to time reasonably request.

        3C.05 CORPORATE EXISTENCE. Each Company will at all times maintain its corporate existence, rights and franchises; provided, however, that this subsection shall not prevent any dissolution and liquidation of any Subsidiary or any merger or consolidation permitted by subsection 3D.04.

        3C.06 COMPLIANCE WITH LAW. Each Company will comply with all applicable occupational safety and health laws and Environmental Laws and every other law (whether statutory, administrative, judicial or other and whether federal, state or local) and every lawful governmental order if non-compliance with such law or order would Materially and adversely affect the business, properties or financial condition of the Companies viewed on a consolidated basis; provided, that in the event of any alleged non-compliance, no Company shall be in default under this subsection if and to the extent that it notifies the Banks and

                (a) within thirty (30) days after the non-compliance becomes apparent or is alleged, appropriate corrective measures are commenced and such measures are diligently pursued to the satisfaction of the Banks, or

                (b) the alleged non-compliance is contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof.

No Company will cause or permit the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which such Company holds any interest, or performs any of its operations, in violation of any Environmental

Law. Borrower shall defend, indemnify and hold the Banks harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel) arising out of or resulting from any Company's non-compliance with any Environmental Law.

        3C.07 PROPERTIES. Each Company will maintain all fixed assets necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted.

        3C.08 ERISA. If any Company shall at any time receive notice from any ERISA Regulator that a Default under ERISA exists in respect of any of its Pension Plans, or receive written notice from the Required Banks that they have determined to their reasonable satisfaction that such a default exists, Borrower will

                (a) thereafter, so long as the default has not been corrected to the satisfaction of the Banks, treat as a current liability (if not otherwise so treated) all liability of the Company that would arise by reason of the termination of the Pension Plan or Plans in question if they were then terminated and

                (b) within forty-five (45) days of the receipt of the initial such notice, furnish to each Bank a current consolidated balance sheet of the Companies with the amount of the aforesaid current liability certified by an independent actuary selected by Borrower and satisfactory to the Required Banks.

        3D. NEGATIVE COVENANTS. Borrower agrees that so long as the Subject Commitments remain in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will observe, and will cause each Subsidiary to observe, each of the following provisions on their respective parts to be complied with, namely:

                3D.01  CREDIT EXTENSIONS.  No Company will

                (a) make or keep any investment in any notes, bonds or other obligations of any kind for the payment of money or make or have outstanding at any time any advance or loan to anyone or

                (b)   be or become a Guarantor of any kind;

provided, that this subsection shall not apply to

                (i) any existing or future advance to an officer or employee of any Company in the normal course of business and consistent with past practice,

         (ii) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business,

        (iii) any investment in an existing or future Subsidiary,

         (iv) any guaranty by Borrower of indebtedness of any Company otherwise permitted by this Agreement,

         (v) investments in notes, bonds or other obligations of persons (other than Subsidiaries) in which Borrower has an equity investment, provided that the aggregate amount of such investments, excluding any equity investments permitted by
              Section 3D.04, do not exceed fifteen million dollars
              ($15,000,000),

        (vi) guarantees not otherwise permitted hereby, in an amount not to exceed twenty million dollars ($20,000,000) outstanding at any time,

        (vii) any existing or future Receivable of any Company so long as such Receivable arises from the sale of goods or services in the normal course of such Company's business and is consistent with such Company's past practice, or

       (viii) any existing or future investment in Eligible Investments.

        3D.02 BORROWINGS. No Company will create, assume or have outstanding at any time any indebtedness for borrowed money or any Funded Indebtedness of any kind if after giving effect to such indebtedness or Funded Indebtedness, Borrower would be in non-compliance with any of the financial standards set forth in subsections 3B.01 to 3B.05, inclusive.

                3D.03  LIENS, LEASES.  No Company will

                (a) lease any property as lessee or acquire or hold any property subject to any land contract, inventory consignment (except for any Company that deals in precious metals which are subject to any consignment arrangement in effect as of the date of this Agreement, and replacements, renewals or extensions thereof) or other title retention contract,

                (b) sell or otherwise transfer any Receivables, whether with or without recourse or

                (c) suffer or permit any property (whether real, personal or mixed and whether tangible or intangible, including, without limitation, inventory and accounts receivable) now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, lien or financing statement;

PROVIDED, that this subsection shall not apply to

    (i) any tax lien, or any lien securing workers' compensation or unemployment insurance obligations, or any mechanics', carrier's or landlord's lien, or any lien arising under ERISA, or any security interest arising under article four (bank deposits and collections) or five (letters of credit) of the Uniform Commercial Code, or any similar security interest or other lien, except that this clause (i) shall apply only to security interests and other liens arising by operation of law (whether statutory or common law) and in the ordinary course of business and shall not apply to any security interest or other lien that secures any indebtedness for borrowed money or any guaranty thereof or any obligation that is in Material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

   (ii) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any of the property in question,

  (iii) any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, except that this clause (iii) shall not apply to any lien or deposit securing an obligation that is in Material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

   (iv) any mortgage, security interest or other lien securing only the Subject Indebtedness,

    (v) any mortgage, security interest or other lien (each, a "Purchase Money Security Interest") which is created or assumed in purchasing, leasing, constructing or improving any real property or equipment or to which any such property is subject when purchased, provided that (A) the Purchase Money Security Interest shall be confined to the aforesaid property, (B) the indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement, (C) any such indebtedness, if repaid in whole or in part, cannot be reborrowed and (D) the aggregate amount of such indebtedness incurred in any fiscal year cannot exceed ten million dollars ($10,000,000),

      (vi) any lease other than any capitalized lease (it being agreed that a capitalized lease is a lien rather than a lease for the purposes of this Agreement), so long as the aggregate annual rentals under all such leases of all the companies do not exceed five million dollars ($5,000,000),

     (vii) any mortgage, security interest or other lien which (together with the indebtedness secured thereby) is fully disclosed in Borrower's Most Recent 4A.04 Financial Statements or in the Supplemental Schedule,

    (viii) any financing statement perfecting a security interest that would be permissible under this subsection, or

      (ix) the sale by Brush Wellman Japan Ltd. of any of its Receivables provided the sale of such Receivables occurs in the normal course of its business and is consistent with its past practice and that any indebtedness arising in connection therewith is permitted by subsection 3D.02.

        3D.04  EQUITY TRANSACTIONS.  No Company will

                (a)   be a party to any merger or consolidation,

                (b) be or become a party to any joint venture or partnership, or make or keep any investment in any other stocks or other equity securities of any kind or otherwise acquire all or substantially all of the assets of another person, except that this clause (b) shall not apply to (i) Borrower's existing investments in the stocks and other equity securities of existing or future Subsidiaries, (ii) any other investment reflected in Borrower's Most Recent 4A.04 Financial Statements or in the Supplemental Schedule, or (iii) acquisitions of assets of persons or equity investments made in persons, other than Subsidiaries, after the date of this Agreement in an aggregate amount, excluding investments permitted by subsection 3D.01(v), not to exceed twenty million dollars ($20,000,000) in the aggregate during any fiscal year of Borrower, or

                (c) lease as lessor, sell, sell-leaseback or otherwise transfer (whether in one transaction or a Series of transactions) all or any substantial part of its fixed assets (other than chattels that shall have become obsolete or no longer useful in its present business with a fair market value not exceeding ten million dollars ($10,000,000) in the aggregate during any fiscal year);

PROVIDED, that if no Default Under This Agreement shall then exist and if none would thereupon begin to exist, this subsection shall not apply (A) to any merger or consolidation not involving Borrower, or (B) to any dissolution and liquidation of a Subsidiary, or any transfer of assets between Companies.

        4A. CLOSING. Prior to or at the execution and delivery of this Agreement and, with respect to Section 4A.03, prior to the obtaining of any Subject Loan, Borrower shall have complied or caused compliance with each of the following:


        4A.01 SUBJECT NOTES. Borrower shall have executed and delivered a Subject Note to each Bank in accordance with subsection 2B.01.

        4A.02 RESOLUTIONS AND INCUMBENCY. Borrower's secretary or assistant secretary shall have certified to each Bank (i) a copy of resolutions duly adopted by Borrower's board of directors in respect of this Agreement and the Related Writings and (ii) the names and true signatures of the officers of Borrower authorized to sign this Agreement and Related Writings on behalf of Borrower.

        4A.03 LEGAL OPINION. Borrower's counsel shall have rendered to each Bank their written opinion in respect of the matters referred to in subsections 4B.01, 4B.02, 4B.03 and 4B.04, which opinion may be subject to such qualifications and exceptions, if any, as shall be satisfactory to the Banks.

        4A.04 FINANCIAL STATEMENTS. Borrower shall have furnished to each Bank at least one true and complete copy of each of the following: Borrower's annual audit report (including, without limitation, all financial statements therein and notes thereto and the accompanying accountants' certificate) prepared as at December 31, 1993, and annual audit reports for each of Borrower's two next preceding fiscal years (each having been certified by Ernst & Young) and Borrower's unaudited interim financial statements prepared as at September 30, 1994.

        4B. WARRANTIES. Subject only to such exceptions, if any, as may be set forth in the Supplemental Schedule or in Borrower's

Most Recent 4A.04 Financial Statements, Borrower represents and warrants as follows:

        4B.01 EXISTENCE. Borrower is a duly organized and validly existing Ohio corporation in good standing. Exhibit F sets forth the name of each of Borrower's Subsidiaries, the address of its chief executive office and the jurisdiction in which it is incorporated. Each Subsidiary is a duly organized and validly existing corporation in good standing where incorporated, and all of its outstanding stock is fully paid and non-assessable and owned by Borrower free from any security interest, option, equity or other right of any kind except to the extent, if any, set forth in Exhibit G. Each Company is duly qualified to transact business in each state or other jurisdiction in which it owns or leases any real property or in which the nature of the business conducted makes such qualification necessary or, if not so qualified, such failure to qualify will have no Material adverse effect upon the financial condition of the Companies and their ability to transact business, all on a consolidated basis.

        4B.02 GOVERNMENTAL RESTRICTIONS. No registration with or approval of any governmental agency of any kind is required on the part of any Company for the due execution and delivery or for the enforceability of this Agreement or any Related Writing.

        4B.03 CORPORATE AUTHORITY. Borrower has all requisite corporate power and authority to enter into and perform this Agreement and to borrow and repay the Subject Loans in accordance with this Agreement. Each officer executing and delivering this Agreement or any Related Writing on behalf of Borrower has in each case been duly authorized by Borrower to do so. Neither any such execution and delivery nor any performance and observance by the Companies of such of the respective provisions of this Agreement and those Related Writings as are on their respective parts to be complied with will violate any existing provision in their respective articles of incorporation, regulations or by-laws or any applicable law or violate or otherwise constitute a default under any contract or other obligation now existing and binding upon that Company. This Agreement and each such Related Writing will, upon the execution and delivery thereof, become a valid and binding obligation enforceable against Borrower according to its tenor against Borrower, subject, however, to any applicable insolvency or bankruptcy law and general principles of equity.

        4B.04 LITIGATION. No litigation or proceeding is pending against any Company before any court, administrative agency or arbitrator which might, if successful, have a Material adverse effect on the Companies on a consolidated basis.

        4B.05 TAXES. Each Company has filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon (except to the extent, if any, permitted by subsection 3C.01 or as set forth in the Supplemental Schedule). The Internal Revenue Service has audited (or the relevant limitations period has expired with respect to) Borrower's tax returns through the year ended December 31, 1988 and the Internal Revenue Service has not alleged any Material default by Borrower in the payment of any tax Material in amount or threatened to make any assessment in respect thereof which has not been reflected in Borrower's Most Recent 4A.04 Financial Statements.

        4B.06 TITLE. The Companies have good and marketable title to all assets reflected in Borrower's Most Recent 4A.04 Financial Statements except for changes resulting from transactions in the ordinary course of business and except with respect to precious metals held in inventory by any Company that deals in precious metals pursuant to a consignment arrangement described on the Supplementary Schedule. All such assets are clear of any mortgage, security interest or other lien of any kind other than any permitted by subsection 3D.03.

        4B.07  LAWFUL OPERATIONS.   Each Company's operations are in full
compliance with all Material requirements imposed by law, whether federal, state or local, and whether statutory, regulatory or other, including (without limitation) all occupational safety and health laws and zoning ordinances but excluding Environmental Laws. Each Company is in compliance in all Material respects with all Environmental Laws including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property. Except as set forth on the Supplemental Schedule or as otherwise disclosed in writing to NCB-Agent prior to the execution and delivery of this Agreement by Borrower,
(i) no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or threatened against any Company, or any real property in which any Company holds or has held an interest or which is or has been operated by any Company, and (ii) no investigation or inquiry which would subject any Company to any liability under any Environmental Law by any governmental agency or authority, individual or other person or entity is pending or, to the best knowledge of any Company, threatened against any Company, or any real property in which any Company holds or has held an interest or which is or has been operated by any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred, on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law or which would subject any Company to any liability under any Environmental Law, which violation or liability, together with other outstanding liabilities of the Companies in respect of Environmental Laws, would Materially and adversely affect the business, properties or financial condition of the Companies viewed on a consolidated basis. Further, no release, threatened release or disposal of any hazardous substance is occurring, or has occurred, on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law which violation or liability, together with other outstanding liabilities of the Companies in respect of Environmental Laws, would Materially and adversely affect the business, properties or financial condition of the Companies viewed on a consolidated basis. As used in this subsection, "litigation or proceeding" means any Material demand, claim, notice, suit, suit in equity, action or administrative action whether brought by any governmental agency or authority, individual or other person or entity or otherwise.

        4B.08 ERISA COMPLIANCE. No Material Accumulated Funding Deficiency exists in respect of any of the Companies' Pension Plans. No Reportable Event has occurred in respect of any such Pension Plan which is continuing and which constitutes grounds either for termination of the plan or for court appointment of a trustee for the administration thereof.

        4B.09 INSURANCE. The Companies' insurance coverage complies with the standards set forth in subsection 3C.04.

        4B.10 FINANCIAL STATEMENTS. Each of the financial statements referred to in subsection 4A.04 has been prepared in accordance with GAAP applied on a basis consistent with those used by it during its then next preceding full fiscal year except to the extent, if any, specifically noted therein and fairly presents in all Material respects (subject to routine year end audit adjustments in the case of the unaudited financial statements) the consolidated financial condition of the Companies as of the date thereof (including a full disclosure of Material contingent liabilities, if any) and the consolidated results of their operations, if any, for the fiscal period then ended. There has been no Material adverse change in the financial condition, properties or business of the Companies viewed on a consolidated basis since the date of Borrower's Most Recent 4A.04 Financial Statements nor any change in their accounting procedures or fiscal year since the end of Borrower's latest full fiscal year covered by those statements.

        4B.11 DEFAULTS. No Default Under This Agreement exists, nor will any exist immediately after the execution and delivery of this Agreement.

        4B.12 INVESTMENT COMPANY ACT. Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

   5A. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default hereunder:

        5A.01 PAYMENTS. If any Subject Indebtedness or any other Debt of the Companies or any thereof to the Banks and NCB-Agent or any thereof shall not be paid in full promptly when the same becomes due and payable and shall remain unpaid for five (5) consecutive days thereafter or, if earlier, on the Expiration Date.

        5A.02 WARRANTIES. If any representation, warranty or statement made in this Agreement or in any Related Writing referred to in subsection 4A shall be false or erroneous in any Material respect; or if any representation, warranty or statement hereafter made by or on behalf of any Company in any Related Writing not referred to in section 4A shall be false or erroneous in any Material respect.

        5A.03 COVENANTS. If anyone (other than the Banks and NCB-Agent and their respective agents) shall fail or omit to perform and observe any agreement (other than those referred to in subsection 5A.01) contained in this Agreement or any Related Writing that is on its part to be complied with, and that failure or omission shall not have been fully corrected within thirty (30) days after the giving of written notice to Borrower by any Bank that it is to be remedied.

        5A.04 CROSS-DEFAULT. If, in respect of any existing or future indebtedness for borrowed money (regardless of maturity) or Funded Indebtedness now owing or hereafter incurred by any Company, there should occur or exist under its original provisions (except for any amendment made prior to the date of this Agreement but without giving effect to any amendment, consent or waiver after the date of this Agreement) any event, condition or other thing which constitutes, or which with the giving of notice or the lapse of any applicable grace period or both would constitute, a default which accelerates (or permits any creditor or creditors or representative of creditors to accelerate) the maturity of any such indebtedness; or if any such indebtedness (other than any payable on demand) shall not be paid in full at its stated maturity; or if any such indebtedness payable on demand shall not be paid in full on demand therefor.

        5A.05 SUBSIDIARY'S SOLVENCY. If (a) any Subsidiary shall commence any Insolvency Action of any kind or admit (by answer, default or otherwise) the Material allegations of, or consent to any relief requested in, any Insolvency Action of any kind commenced against that Subsidiary by its creditors or any thereof, or (b) any creditor or creditors shall commence against that Subsidiary any Insolvency Action of any kind which shall remain in effect (neither dismissed nor stayed) for thirty (30) consecutive days.

        5A.06 BORROWER'S SOLVENCY. If (a) Borrower shall discontinue operations, or (b) Borrower shall commence any Insolvency Action of any kind or admit (by answer, default or otherwise) the Material allegations of, or consent to any relief requested in, any Insolvency Action of any kind commenced against Borrower by its creditors or any thereof, or (c) any creditor or creditors shall commence against Borrower any Insolvency Action of any kind which shall remain in effect (neither dismissed nor stayed) for thirty (30) consecutive days.

        5A.07 CHANGE IN CONTROL. If any person or group of persons acting in concert shall beneficially own more than twenty percent (20%) of Borrower's outstanding voting capital stock except that this subsection shall not apply to any person who, with the associates and affiliates of that person, is the record and beneficial owner of not less than five percent (5%) of Borrower's outstanding voting capital stock at the date of this Agreement.

        5B. EFFECTS OF DEFAULT. Notwithstanding any contrary provision or inference in this Agreement or in any Related Writing:

        5B.01 OPTIONAL DEFAULTS. If any Event of Default referred to in subsection 5A.01 shall occur and be continuing, any Bank in its reasonable discretion, or if any Event of Default referred to in subsections 5A.02 through 5A.05 (both inclusive) or subsection 5.07 shall occur and be continuing, the Required Banks in their discretion shall, in either case, have the right,

                (a) to terminate the Subject Commitments (if not already expired or reduced to zero pursuant to Section 2A or terminated pursuant to this Section) and no Bank shall have any obligation thereafter to grant any Subject Loan, and

                (b) to accelerate the Maturity of all of the Subject Indebtedness and all other Debt, if any, then owing to the Banks and NCB-Agent or any thereof (other than Debt, if any, already due and payable), and all such Debt shall thereupon become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

        5B.02  AUTOMATIC DEFAULTS.   If any Event of Default referred to in
subsection 5A.06 shall occur,


                (a) the Subject Commitments shall automatically and immediately terminate (if not already expired or reduced to zero pursuant to Section 2A or terminated pursuant to this Section) and no Bank shall have any obligation thereafter to grant any Subject Loan, and

                (b) all of the Subject Indebtedness and all other Debt, if any, then owing to the Banks and NCB-Agent or any thereof (other than Debt, if any, already due and payable) shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

        5B.03 OFFSETS. If there shall occur or exist any Default Under This Agreement referred to in subsection 5A.05 or 5A.06 or if the Maturity of any Subject Indebtedness is accelerated, each Bank shall, so long as that Default Under This Agreement exists, have the right at any time to set off against and to appropriate and apply toward the payment of the Subject Indebtedness then owing to it, whether or not the same shall then have matured, any and all deposit balances then owing by that Bank to or for the credit or account of the Companies or any thereof, all without notice to or demand upon Borrower or any Subsidiary or any other person, all such notices and demands being hereby expressly waived.

        5B.04 EQUALIZATION. Each Bank agrees with the other Banks that if at any time it shall obtain any advantage over the other Banks or any Bank in respect of the Subject Loans it will purchase from such other Bank or Banks, for cash and at par, such additional participation in the Subject Loans owing to the other or others as shall be necessary to nullify the advantage. If any such advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the advantage, each such purchase shall be rescinded, and the purchase price restored (with interest and other charges if and to the extent actually incurred by the Bank receiving the advantage) Ratably to the extent of the recovery. During the existence of any Default Under This Agreement, any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) of any indebtedness for borrowed money owing by Borrower to any Bank shall be applied to the Subject Loans owing to that Bank until the same shall have been paid in full before any thereof shall be applied to other indebtedness for borrowed money owing to that Bank.

        6A. INDEMNITY: STAMP TAXES. Borrower will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the issuance of the Subject Indebtedness. Further, Borrower shall pay upon demand to NCB-Agent, for NCB-Agent's sole account, a documentation fee for costs incurred in preparing this Agreement.

        6B.  INDEMNITY: GOVERNMENTAL COSTS/FIXED RATE LOANS.   If

                (a) there shall be introduced or changed any treaty, statute, regulation or other law, or there shall be any change in the interpretation or administration thereof, or there shall be made any request from any central bank or other lawful governmental authority, the effect of any of which events shall be to (1) impose, modify or deem applicable any reserve or special deposit requirements against assets held by or deposits in or loans by any national banking association or other commercial banking institution (whether or not applicable to any Bank) or (2) subject any Bank to any tax, duty, fee, deduction or withholding or (3) change the basis of taxation of payments due to any Bank from Borrower (otherwise than by a change in taxation of that Bank's overall net income), or (4) impose on any Bank any penalty in respect of any Fixed-Rate Loans and

                (b) in that Bank's sole opinion any such event increases the cost to that Bank of making, funding or maintaining any Fixed-Rate Loan or reduces the amount of any payment to be made to that Bank in respect of the principal or interest on any Fixed-Rate Loan or other payment under this Agreement, then, upon that Bank's demand, Borrower shall pay to that Bank from time to time such additional amounts as will compensate that Bank for and indemnify it against such increased costs or reduced payment, as the case may be.

        6C.  INDEMNITY:  FUNDING COSTS.   Borrower agrees to indemnify each
Bank against any loss relating in any way to its funding of any Fixed- Rate Loan paid before its stated Maturity (whether a prepayment or a payment following any acceleration of Maturity) and to pay that Bank, as liquidated damages for any such loss, an amount (discounted to the present value in accordance with standard financial practice at a rate equal to the Treasury Yield) equal to interest computed on the principal payment from the payment date to the respective stated maturities thereof at a rate equal to the difference of the contract rate less the Treasury Yield, all as determined by that Bank in its reasonable discretion. "TREASURY YIELD" means the annual yield on direct obligations of the United States having a principal amount and Maturity similar to that of the principal being paid.

        6D. INDEMNITY: CREDIT REQUESTS. Whenever Borrower shall revoke any Credit Request for a Fixed-Rate Loan or shall for any other reason fail to borrow pursuant thereto or shall fail otherwise to comply therewith, or shall fail to honor any prepayment notice, then, in each case on any Bank's demand, Borrower shall pay that Bank such amount as will compensate it for any loss, cost or loss of profit incurred by it by reason of its liquidation or reemployment of deposits or other funds.

        6E.  INDEMNITY:  UNFRIENDLY TAKEOVERS.   Borrower agrees to indemnify
each Bank and NCB-Agent and their directors, officers, employees, attorneys and other agents (each, an "Indemnitee") and hold each indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) which may be incurred by any Indemnitee relating to or arising out of any actual or proposed use of proceeds of the Subject Loans or any thereof in connection with the financing of an acquisition of any corporation or other business entity, provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

        6F.  INDEMNITY: CAPITAL REQUIREMENTS.  If

                (a) at any time any governmental authority shall require any Bank (or any corporate shareholder of that Bank), whether or not the requirement has the force of law, to maintain, as support for that Bank's Subject Commitment, capital in a specified minimum amount that either is not required or is greater than that required at the date of this Agreement, whether the requirement is implemented pursuant to the "risk-based capital guidelines" (published at 12 CFR 3 in respect of "national banking associations", 12 CFR 208 in respect of "state member banks" and 12 CFR 225 in respect of "bank holding companies") or otherwise, and

                (b) as a result thereof the rate of return on capital of that Bank or its shareholder or both (taking into account their then policies as to capital adequacy and assuming full utilization of their capital) shall be directly or indirectly reduced by reason of any new or added capital thereby allocable to that Bank's Subject Commitment,

((a) and (b) above collectively, "Capital Requirements") then and in each such case Borrower shall, on that Bank's demand, pay that Bank as an additional fee such amounts as will in that Bank's reasonable opinion reimburse that Bank or its shareholder for any such reduced rate of return.

        6G.  INDEMNITY: COLLECTION COSTS.  If any Event of Default shall occur
and   shall be continuing, Borrower will pay the Banks and NCB-Agent such further amounts, to the extent permitted by law, as shall cover their respective costs and expenses (including, without limitation, the reasonable fees, interdepartmental charges and disbursements of counsel for the Banks and NCB-Agent or any thereof) incurred in collecting the Subject Indebtedness or in otherwise enforcing their respective rights and remedies in respect thereof.

        6H. CERTIFICATE FOR INDEMNIFICATION. Each demand by NCB-Agent or a Bank for payment pursuant to Section 6A, 6B, 6C, 6D, 6E, 6F or 6G shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct so long as it is undertaken in good faith. In determining the amount of any such payment, each Bank may use reasonable averaging and attribution methods.

        7A. BANKS' PURPOSE. Each Bank represents and warrants to the other Banks and to Borrower that such Bank is familiar with the Securities Act of 1933, as amended, and the rules and regulations thereunder and that it is not entering into this Agreement with any intention to violate that Act or any rule or regulation thereunder, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets subject only to this Agreement and to all applicable law.

        7B.  NCB-AGENT.   Each Bank irrevocably appoints NCB to be its agent
(in that capacity, NCB-Agent) with full authority to take such actions, and to exercise such powers, on behalf of the Banks in respect of this Agreement and the Related Writings as are therein respectively delegated to NCB-Agent or as are reasonably incidental to those delegated powers.

        7B.01 NATURE OF APPOINTMENT. NCB-Agent shall have no fiduciary relationship with any Bank by reason of this Agreement, nor shall NCB-Agent have any duty or responsibility whatever to any Bank except those expressly set forth in this Agreement and the Related Writings. Without limiting the generality of the foregoing, each Bank acknowledges that NCB-Agent is acting as such solely as a convenience to the Banks and not as a manager of the Subject Commitments or Subject Indebtedness. This Section 7B does not confer any rights upon Borrower or anyone else (except NCB-Agent and the Banks), whether as a third party beneficiary or otherwise.

        7B.02  NCB AS A BANK; OTHER TRANSACTIONS.   NCB's rights under this
Agreement and the Related Writings shall not be affected by its serving as NCB-Agent. NCB and its affiliates may generally transact any banking, financial, trust, advisory or other business with the Companies (including, without limitation, the acceptance of deposits, the extension of credit and the acceptance of fiduciary appointments) without notice to the Banks, without accounting to the Banks, and without prejudice to NCB's rights as a Bank under this Agreement and the Related Writings.

        7B.03 INSTRUCTION FROM BANKS. NCB-Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the Related Writings (including, without limitation, collection and enforcement actions in respect of the Subject Indebtedness and any collateral therefor), except that NCB-Agent shall take such action (or omit to take such action) as may be reasonably requested of it in writing by the Required Banks, which instructions and which actions and omissions shall be binding upon the Banks; provided, that NCB-Agent shall not be required to act (or omit any act) if, in its judgment, any such action or omission might expose NCB-Agent to personal liability or might be contrary to this Agreement, any Related Writing or any applicable law.

        7B.04  BANKS' DILIGENCE.  Each Bank

                (a) represents and warrants that it has made its decision to enter into this Agreement and the Related Writings and

                (b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the Related Writings in each case without reliance on NCB-Agent or the other Bank and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and Material.

        7B.05 NO IMPLIED REPRESENTATIONS. NCB-Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by any Company in this Agreement or any Related Writing or by a Bank in any notice or other communication or by anyone else or otherwise.

        7B.06 SUB-AGENTS. NCB-Agent may employ agents and shall not be liable (except as to money or property received by it or its agents) for any negligence or misconduct of any such agent selected by it with reasonable care. NCB-Agent may consult with legal counsel, certified public accountants and other experts of its choosing (including, without limitation, NCB's salaried employees, any employed by Borrower or any otherwise not independent) and shall not be liable for any action or inaction taken or suffered in good faith by it in accordance with the advice of any such counsel, accountants or other experts.

        7B.07  NCB-AGENT'S DILIGENCE.   NCB-Agent shall not be required (a) to
keep itself informed as to anyone's compliance with any provision of this Agreement or any Related Writing, (b) to make any inquiry into the properties, financial condition or operations of any Company or any other matter relating to this Agreement or any Related Writing, (c) to report to the Banks any information (other than information which this Agreement or any Related Writing expressly requires to be so reported) that NCB-Agent or any of its affiliates may have or acquire in respect of any Company's properties, business or financial condition or any other matter relating to this Agreement or any Related Writing or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or any Related Writing.

        7B.08  NOTICE OF DEFAULT.   NCB-Agent shall not be deemed to have
knowledge of any Default Under This Agreement unless and until it shall have received a written notice describing it and citing the relevant provision of this Agreement or any Related Writing.

        7B.09  NCB-AGENT'S LIABILITY.   Neither NCB-Agent nor any of its
directors, officers, employees, attorneys and other agents shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct.

        7B.10  COMPENSATION.   From time to time after the execution and
delivery of this Agreement, Borrower shall pay NCB-Agent a fee. NCB-Agent shall receive from Borrower such other compensation, if any, for its services as agent of the Banks in respect of this Agreement and the Related Writings as Borrower and NCB-Agent may from time to time agree, and Borrower shall reimburse NCB-Agent periodically on its demand for out-of-pocket expenses, if any, reasonably incurred by it as such.

        7B.11 DISBURSEMENTS. Whenever NCB-Agent shall receive any funds in respect of the Subject Indebtedness or otherwise in respect of this Agreement or any Related Writing, whether from Borrower for the account of the Banks or from the Banks for the account of Borrower, NCB-Agent shall disburse the funds on the day the funds shall be deemed to have been received. NCB-Agent shall be entitled (but not obligated) to make a timely disbursement of loan proceeds to Borrower before actually receiving funds from the Banks (except if and to the extent NCB-Agent shall have received written instructions to the contrary from any Bank) and to make a timely disbursement of payments to the Banks before actually receiving funds from Borrower. If the funds to be disbursed are not received by NCB-Agent on a timely basis, NCB-Agent at its option may (a) rescind the disbursement and require the recipient to return the funds in question with interest or (b) require the party who failed to furnish the funds for disbursement on a timely basis to pay NCB-Agent interest thereon, such interest in each case to be computed at the Federal Funds Rate and to be paid on demand.

        7B.12  NCB-AGENT'S INDEMNITY.   The Banks shall indemnify NCB-Agent (to
the extent NCB-Agent is not reimbursed by Borrower) from and against any loss or liability (other than any caused by NCB-Agent's gross negligence or willful misconduct) incurred by NCB-Agent as such in respect of this Agreement or any Related Writing and from and against any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement or any Related Writing, including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as NCB-Agent; provided, that each Bank shall be liable for only its Ratable share of the whole loss or liability.

        7B.13 RESIGNATION; SUCCESSOR AGENT. NCB-Agent may resign as agent for the Banks hereunder upon thirty (30) days written notice to the Banks and Borrower. If NCB-Agent shall resign as agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent, which successor agent shall be approved by Borrower, such approval not to be unreasonably withheld (or, if the Required Banks and Borrower are unable to select such successor agent within such thirty-day period, a successor agent shall be selected by NCB-Agent), whereupon such successor agent shall succeed to the rights, powers and duties of NCB-Agent under this Agreement, and the term "NCB-Agent" shall mean such successor agent effective upon its appointment. In such event, NCB-Agent's rights, powers and duties as agent shall be terminated, without any other or further act or deed on the part of NCB-Agent or any of the parties to this Agreement. After NCB-Agent's resignation hereunder as agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the agent under this Agreement.

        8. INTERPRETATION. This Agreement and the Related Writings shall be governed by the following provisions:

        8.01 WAIVERS. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Banks; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the Maturity of or any date for the payment of any principal of or interest on, any note, or waive or excuse any such payment or any part thereof, or change the rate of interest on any note, without the written consent of each holder affected thereby, (ii) change the commitment of any Bank without the written consent of such Bank, or (iii) amend or modify the provisions of this subsection or the definition of Required Banks without the written consent of each Bank. Without limiting the generality of the foregoing, Borrower agrees that no course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by the Banks and NCB-Agent or any thereof shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any further or other exercise thereof or of any other right, power or privilege (whether granted by other contract or by operation of law or otherwise), as each right, power or privilege may be exercised either independently or concurrently with others and as often and in such order as the party or parties exercising the same may deem expedient.

        8.02 CUMULATIVE PROVISIONS. Each right, power or privilege specified or referred to in this Agreement is in addition to and not in limitation of any other rights, powers and privileges that the Banks and NCB-Agent may respectively otherwise have or acquire by operation of law, by other contract or otherwise.

        8.03  BINDING EFFECT.   The provisions of this Agreement shall bind and
benefit Borrower, NCB-Agent and each Bank and their respective successors and assigns, including each subsequent holder, if any, of the Subject Notes or any thereof; provided, that no person other than Borrower shall have or acquire any right to obtain any Subject Loan; and provided, further, that neither any holder of any Subject Note nor assignee of any Subject Loan, whether in whole or in part, shall thereby become obligated thereafter to grant Borrower any Subject Loan.

        8.04 SURVIVAL OF PROVISIONS. All representations and warranties made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement and of the Subject Notes. The provisions of sections 6A, 6B, 6C, 6D and 6E and subsection 7B.12 shall survive the payment of the Subject Indebtedness.

        8.05 IMMEDIATE U.S. FUNDS. Any reference to money is a reference to lawful money of the United States of America which, if in the form of credits, shall be in immediately available funds.

        8.06 CAPTIONS. The several captions to different Sections and to the respective subsections thereof are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

        8.07 SUBSECTIONS. Each reference to a Section includes a reference to all subsections thereof except where the context clearly does not so permit.

        8.08 ILLEGALITY. If any provision in this Agreement or any Related Writing shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

        8.09 OHIO LAW. This Agreement and the Related Writings and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by the internal law of the State of Ohio.

        8.10  INTEREST/FEE COMPUTATIONS.   All interest and all fees for any
given period shall accrue on the first day thereof but not on the last day thereof and in each case shall be computed on the basis of a 360-day year and the actual number of days elapsed. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law.

        8.11 NOTICE. A notice to or request of Borrower shall be deemed to have been given or made under this Agreement or any Related Writing either upon the delivery of a writing to that effect to an officer of Borrower, or five (5) days after a writing to that effect shall have been deposited in the United States mail and sent, with postage prepaid, by registered or certified mail, addressed to Borrower (Attention: Borrower's chief financial officer), at the address set forth below (or such other address as Borrower may hereafter furnish to each Bank in writing for that purpose). No other method of giving actual notice to or making a request of Borrower is hereby precluded. Every notice required to be given to a Bank pursuant to this Agreement shall be delivered at that Bank's address set forth below (or at such other address as that Bank may furnish to Borrower and to the other Banks in writing for that purpose) to an Account Officer of that Bank. Each Bank agrees to give prompt notice to the other Banks whenever it gives any notice pursuant to Section 5A or 5B or grants any waiver or consent as provided in subsection 8.01.

        8.12 ACCOUNTING TERMS. Any accounting term used in this Agreement shall have the meaning ascribed thereto by GAAP, subject, however, to such modification, if any, as may be provided in section 9 or elsewhere in this Agreement.

        9. DEFINITIONS. As used in this Agreement and in the Related Writings, except where the context clearly requires otherwise,

         ACCOUNT OFFICER means that officer of the Bank in question who at the time in question is designated by that Bank as the officer having the primary responsibility for giving consideration to Borrower's request for credit or, in that officer's absence, that officer's immediate superior or any other officer who reports directly to that superior officer;

         ACCUMULATED FUNDING DEFICIENCY shall have the meaning ascribed thereto in section 302(a)(2) of ERISA;

         AGREEMENT means this Agreement and includes each amendment, if any, to this Agreement;

         BANK means one of the banking institutions that is a party to this Agreement;

         BANKING DAY means (a) in the case of a LIBOR Loan, a day on which Banks in the London Interbank Market deal in United States dollar deposits and on which banking institutions are generally open for domestic and international business in Cleveland, Ohio and in New York City and (b) in any other case, any day other than a Saturday or a Sunday or a public holiday or other day on which banking institutions in Cleveland, Ohio or Detroit, Michigan are generally closed and do not conduct a banking business;

         BORROWER means Brush Wellman Inc., an Ohio corporation;

         CAPITAL REQUIREMENTS is defined in subsection 6F;

         COMPANY refers to Borrower or to a Subsidiary of Borrower, as the case may be, and COMPANIES refers to Borrower and its Subsidiaries;

         COMPETITIVE BID means an offer by a Bank to make a Competitive Loan pursuant to Section 2B.01;

         COMPETITIVE BID RATE means, as to any Competitive Bid made by a Bank pursuant to Section 2B.01, the Fixed Rate of interest offered by the Bank making such Competitive Bid and accepted by Borrower;

         COMPETITIVE BID REQUEST means a request made pursuant to Section 2B.01, in the form of Exhibit B.

         COMPETITIVE LOAN means a Subject Loan from a Bank to Borrower pursuant to the bidding procedure described in Section 2B.01.

         CONTRACT PERIOD is defined in subsection 2B.05;

         CONTRACT RATE means the rate of interest applicable to a Fixed-Rate Loan prior to Maturity;

         CREDIT EXPOSURE, as applied to a given Bank, means the aggregate at the time in question of the unpaid principal of the Subject
         Loans then owing to it, and as applied to the Banks, means the sum at the time in question of the aggregate unpaid principal of the Subject Loans;

         CREDIT REQUEST means a request made pursuant to subsection 2C.01;

         CURRENT ASSETS means the net book value of all such assets (after deducting applicable reserves, if any, and without consideration to any reappraisal or write-up of assets) as determined in accordance with GAAP;

         CURRENT LIABILITIES means all such liabilities as determined in accordance with GAAP and includes (without limitation) all accrued taxes and all principal of any Funded Indebtedness maturing within twelve months of the date of determination;

         DEBT means, collectively, all liabilities of the person or persons in question to the Banks and NCB-Agent or any thereof, whether owing by one such party alone or with one or more others in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment or other contract or by quasi-contract or tort, statute or other operation of law or otherwise, whether incurred directly to the Banks and NCB-Agent or any thereof or acquired by purchase, pledge or otherwise, and whether participated to or from the Banks and NCB-Agent or any thereof in whole or in part; and in the case of Borrower includes, without limitation, the Subject Indebtedness;

        DEFAULT UNDER ERISA means (a) the occurrence or existence of a Material Accumulated Funding Deficiency in respect of any of the Companies' respective Pension Plans, (b) any failure by a Company to make a full and timely payment of premiums required by ERISA for insurance against any employer's liability in respect of any such Pension Plan, (c) the occurrence or existence of any Material breach of any fiduciary duty by any fiduciary in respect of any such Pension Plan or (d) the institution or existence of any action for the forcible termination of any such Pension Plan;

        DEFAULT UNDER THIS AGREEMENT means an event, condition or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, any Event of Default referred to in section 5A and which has not been appropriately waived in writing in accordance with this Agreement or fully corrected, prior to becoming an actual Event of Default, to the full satisfaction of the Banks;

        ELIGIBLE INVESTMENTS means any of the following investments (each reference to a "rating category" of either Moody's or Standard & Poor's shall refer to a rating category of such corporation without regard to gradations within ratings):

                (i) obligations issued or guaranteed as to full and timely payment by the United States of America or by any person controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by Congress;

                (ii) obligations issued or guaranteed by any state or political subdivision thereof and rated in the highest rating category (if rated as short-term obligations) or the second highest rating category (if rated as long-term obligations) by Moody's or Standard & Poor's;

                (iii) commercial or finance paper rated in the highest rating category by Moody's or Standard & Poor's;

                (iv) deposit accounts, bankers' acceptances, certificates of deposit or bearer deposit notes in any

        Bank or any bank affiliated with any Bank and with a reported capital and surplus of not less than $50,000,000, the debt obligations (or, in the case of the principal bank in a bank holding company, debt obligations of the bank holding company) of which are rated by Moody's or Standard & Poor's not lower than the second highest rating category (if rated as long-term obligations) or the second highest rating category (if rated as short-term obligations);

                (v) repurchase agreements secured fully by obligations of the type specified in clause (i) and issued by any government bond dealer reporting to, trading with and recognized as a primary dealer by, the Federal Reserve Bank of New York;

                (vi) interests in a unit investment trust composed of obligations rated in the highest rating category, whether rated as short-term or long-term obligations, by Moody's or Standard & Poor's;

                (vii) money market mutual funds, rated in the highest rating category by Moody's or Standard & Poor's, and invested solely in obligations or securities described in clause (i), (ii), (iii) and (v) above; and

                (viii) investment agreements other than repurchase agreements with banks or bank holding companies or other qualified providers which have ratings assigned to their long-term unsecured obligations by Moody's or Standard & Poor's which are not lower than the second highest rating category for long-term debt or which have ratings assigned to their short-term obligations by Moody's or Standard & Poor's in the highest rating category for short-term debt;

        ENVIRONMENTAL LAWS mean all laws, ordinances, rules and regulations pertaining to environmental matters, including, without limitation, solid waste disposal, toxic substances, hazardous substances, hazardous materials, hazardous waste, toxic chemicals, pollutants, contaminants, and air or water pollution and to the storage, use, handling, transportation, discharge and disposal (including spills and leaks) of gaseous, liquid, semi-solid or solid materials (all terms pertaining to Environmental Laws not defined in this Agreement shall have the meanings ascribed thereto in the respective Environmental Laws);

        ERISA means the Employee Retirement Income Security Act of 1974
        (P.L. 93-406) as amended from time to time; and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be a reference to that section as amended, supplemented, replaced or otherwise modified;

        ERISA REGULATOR means any governmental agency (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any of the Companies' Pension Plans;

        EVENT OF DEFAULT is defined in section 5A;

        EXPIRATION DATE means the date referred to as such in subsection 2A.02;

        FEDERAL FUNDS RATE means the rate of interest, as reasonably determined by NCB-Agent, paid by NCB for the purchase of "federal funds" at the time or times in question on a daily overnight basis;

        FIXED-RATE LOAN means a Subject Loan that is not a Prime Rate
        Loan;

        FUNDED INDEBTEDNESS means indebtedness of the person or entity in question which matures or which (including each renewal or extension, if any, in whole or in part) remains unpaid for more than twelve months after the date originally incurred and includes, without limitation, (a) any indebtedness (regardless of its maturity) if it is renewable or refundable in whole or in part solely at the option of that person or entity (in the absence of default) to a date more than one year after the date of determination, (b) any guaranty of Funded Indebtedness owing by another person or entity and (c) any Funded Indebtedness secured by a security interest, mortgage or other lien encumbering any property owned or being acquired by the person or entity in question even if the full faith and credit of that person or entity is not pledged to the payment thereof; provided, that in the case of any indebtedness payable in installments or evidenced by serial notes or calling for sinking fund payments, those payments maturing within twelve months after the date of determination shall be considered current indebtedness rather than Funded Indebtedness for the purposes of Section 3B but shall be considered Funded Indebtedness for all other purposes;

        GAAP means generally accepted accounting principles applied in a manner consistent with those used in Borrower's latest fiscal year-end financial statements referred to in subsection 4A.04;

        GUARANTOR means one who pledges his credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any Guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the obligor's account, any surety, any co-maker, any endorser, and anyone who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another to prevent or correct a default of any kind; and Guaranty means the obligation of a Guarantor;

        INSOLVENCY ACTION means either (a) a pleading of any kind filed by the person, corporation or entity (an "insolvent") in question to seek relief from the insolvent's creditors, or filed by the insolvent's creditors or any thereof to seek relief of any kind against that insolvent, in any court or other tribunal pursuant to any law (whether federal, state or other) relating generally to the rights of creditors or the relief of debtors or both, or (b) any other action of any kind commenced by an insolvent or the insolvent's creditors or any thereof for the purpose of marshalling the insolvent's assets and liabilities for the benefit of the insolvent's creditors; and "Insolvency Action" includes (without limitation) a petition commencing a case pursuant to any chapter of the federal bankruptcy code, any application for the appointment of a receiver, trustee, liquidator or custodian for the insolvent or any substantial part of the insolvent's assets, and any assignment by an insolvent for the general benefit of the insolvent's creditors;

        INTEREST COVERAGE RATIO means the ratio described in subsection
        3B.04;

        LIBOR LOAN means a Subject Loan having a Contract Period described in subsection 2B.05 and bearing interest in accordance with clause (a) of subsection 2B.09;

        LIBOR RATE means the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%), as determined by NCB-Agent, which is the average rate per annum at which deposits in United States dollars are offered for deposits of the maturity and amount in question, at 11:00 A.M. London time (or as soon thereafter as practicable) two Banking Days prior to the first day of the Contract Period in question, to NCB by prime banking institutions in any eurodollar market reasonably selected by NCB-Agent;

        MATERIAL means material as determined by the Banks in the reasonable exercise of their discretion;

        MATURITY means the date on which the Subject Indebtedness (or portion thereof) in question is scheduled for payment in accordance with this Agreement (without the benefit of any grace period), except that in the event of any acceleration of Maturity pursuant to Section 5B, "Maturity" means the date as of which the sum becomes immediately payable in full in accordance with subsection 5B;

        MOODY'S means Moody's Investors Services Inc., and its successors and assigns.

        MOST RECENT 4A.04 FINANCIAL STATEMENTS means Borrower's most recent financial statements that are referred to in subsection 4A.04;

        NCB means National City Bank;

        NET INCOME means net income as determined on a consolidated basis in accordance with GAAP, after taxes and after extraordinary items, but without giving effect to any gain from any re-appraisal or write-up of any asset;

        PENSION PLAN means a defined benefit plan (as defined in section 3(35) of ERISA) of the Companies or any thereof and includes, without limitation, any such plan that is a multi-employer plan (as defined in section 3(37) of ERISA) applicable to any of the Companies' employees;

        PRIME RATE means the fluctuating rate, as in effect at the time in question, that is publicly announced by NCB from time to time in Cleveland, Ohio, as being its prime rate thereafter in effect;

        PRIME RATE LOAN means a Subject Loan described in the first sentence of subsection 2B.06 and bearing interest in accordance with subsection 2B.08;

        RATABLE and RATABLY mean in the proportion of the Subject
        Commitments as set forth in subsection 2A.01, except that with respect to Competitive Loans, RATABLE and RATABLY mean in proportion of the Credit Exposure;

        RECEIVABLE means a claim for money due or to become due, whether classified as an account, instrument, chattel paper, general intangible, incorporeal hereditament or otherwise, and any proceeds of the foregoing;

        RELATED WRITING means any note, mortgage, security agreement, other lien instrument, financial statement, audit report, notice, legal opinion, Credit Request, officer's certificate or other writing of any kind which is delivered to the Banks and NCB-Agent or any thereof and which is relevant in any manner to this Agreement or any Related Writing and includes, without limitation, the Subject Notes and the other writings referred to in sections 2A, 2B, 2C, 3A and 4A;

        REPORTABLE EVENT has the meaning ascribed thereto by ERISA;

        REQUIRED BANKS means (i) so long as any Bank has a commitment to make Subject Loans hereunder, Banks representing 66-2/3% of the commitments and (ii) after the

        Expiration Date or the earlier termination of the commitments, Banks representing 66-2/3% of the Subject Loans outstanding; PROVIDED, HOWEVER, that for purposes of accelerating the loans pursuant to subsection 5B, Required Banks means Banks representing 51% of the Subject Loans outstanding.

        SERIES means a borrowing consisting of Subject Loans made on the same day pursuant to a single Credit Request and divided Ratably among the Banks, if and to the extent (in the case of Competitive Loans) appropriate, and includes, without limitation, a borrowing the proceeds of which represent new money to Borrower and a borrowing the proceeds of which are applied to other Subject Loans at the stated Maturity thereof;

        STANDARD & POOR'S means Standard & Poor's Corporation, and its successors and assigns.

        SUBJECT COMMITMENT means the commitment of a Bank to extend credit to Borrower pursuant to sections 2A, 2B and 2C of this Agreement and upon the terms, subject to the conditions and in accordance with other provisions of this Agreement;

        SUBJECT INDEBTEDNESS means, collectively, all principal of and interest on the Subject Loans and all fees and other liabilities, if any, incurred to the Banks and NCB-Agent or any thereof by Borrower pursuant to this Agreement or any Related Writing;

        SUBJECT LOAN means a LIBOR Loan, Competitive Loan or a Prime Rate Loan, as the case may be;


        SUBJECT NOTE means a note executed and delivered by Borrower and being in the form and substance of Exhibit C-1 and C-2 with the blanks appropriately filled;

        SUBSIDIARY means a corporation or other business entity of which shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another "subsidiary" of that corporation or any combination of the foregoing;

        TANGIBLE NET WORTH means (a) book net worth, less (b) such assets of the Companies, on a consolidated basis, as consist of good will, costs of businesses over net assets acquired, patents, copyrights, trademarks, mailing lists, catalogues, bond discount, underwriting expense, organizational expenses and intangibles (except that intangibles such as treasury stock which shall have already been deducted from book net worth shall not be deducted again);

        TOTAL LIABILITIES means the aggregate (without duplication) of all liabilities of the corporation or corporations in question and includes, without limitation, (a) any indebtedness which is secured by any mortgage, security interest or other lien on any of their property even if the full faith and credit of none of them is pledged to the payment thereof, (b) any indebtedness for borrowed money or Funded Indebtedness of any kind if any such corporation or corporations is a Guarantor thereof and (c) any subordinated indebtedness;

        UNUSED COMMITMENT is defined in subsection 2A.04(a);

the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.



                  [Remainder of page intentionally left blank]

        10. EXECUTION. This Agreement may be executed in one or more counterparts, each counterpart to be executed by Borrower, by NCB-Agent and by one or any number of the Banks. Each such executed counterpart shall be deemed to be an executed original for all purposes, but all such counterparts taken together shall constitute but one agreement, which agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

Address:                                          BRUSH WELLMAN INC.
  17876 St. Clair Avenue
  Cleveland, Ohio 44110
                                                  By:___________________________

                                                  Title:________________________


Address:                                          NATIONAL CITY BANK,
   Deliveries:                                    Individually and as Agent
     Metro/Ohio Division
     1900 East Ninth Street
     Cleveland, Ohio 44114-3484                   By:___________________________
     Fax:  (216) 575-9396
                                                  Title:________________________
     Mail:
     Metro/Ohio Division
     P.O. Box 5756
     Cleveland, Ohio 44101


Address:                                          SOCIETY NATIONAL BANK
     127 Public Square
     Cleveland, Ohio 44114                        By____________________________

                                                  Title:________________________


Address:                                          THE BANK OF NOVA SCOTIA
     600 Peachtree St., NE
     Suite 2700
     Atlanta, GA  30308                           By:___________________________

                                                  Title:________________________


Address:                                          NBD BANK, N.A.

     611 Woodward
     Detroit, Michigan 48226                      By____________________________

                                                  Title:________________________

                             SUPPLEMENTARY SCHEDULE

          (See Sections 3D.03, 3D.04(b), 4B, 4B.05, 4B.06, and 4B.07)



Section 4B.06
- -------------

  Canadian Imperial Bank of Commerce Gold/Silver
  Loan and gold, silver, platinum and palladium consignment; all subject to a maximum market value of U.S.$27,000,000.

Section 4B.07
- -------------

  The Company is currently in negotiations with the Ohio EPA regarding air, hazardous waste and solid waste complaints. Settlement cost of such complaints is expected to be not more than $265,000.

                                   EXHIBIT A

                               EXTENSION REQUEST

_________________
_________________
_________________

Subject: Extension of Subject Commitments under Amended and Restated Credit Agreement dated as of December ___, 1994

Greetings:

Reference is made to the Amended and Restated Credit Agreement by and among you, the undersigned ("Borrower") and National City Bank as your agent (the "Credit Agreement") which provides for, among other things, Subject Commitments aggregating up to $50,000,000 and available to Borrower, upon certain terms and conditions, on a revolving basis until ____________________, 19___ (the "Expiration Date" now in effect) subject, however, to earlier reduction or termination pursuant to the Credit Agreement.

Borrower hereby requests that the Credit Agreement be amended by deleting the date "________________________, 199__" from subsection 2A.02 (captioned "Term")
and by substituting for that deleted date the date "___________________, 199__".

In all other respects the Credit Agreement shall remain in full effect.

This letter has been executed and delivered to each of you in triplicate. If you assent to the extension, kindly send two copies of your assent to your agent who will, if the extension becomes effective, forward one such copy to Borrower and inform you of the extension.

         BRUSH WELLMAN, INC.

         By:________________________
         Printed Name:______________
         Title:_____________________

The undersigned hereby each assent to the foregoing.

National City Bank             NBD Bank, N.A.

By:_______________________     By:______________________
Printed Name:_____________     Printed Name:____________
Title:____________________     Title:___________________

Society National Bank          The Bank of Nova Scotia

By:_______________________     By:______________________
Printed Name:_____________     Printed Name:____________
Title:____________________     Title:___________________

                                   EXHIBIT B

                            COMPETITIVE BID REQUEST
                            -----------------------


                                                                 Cleveland, Ohio
                                                                _________, 19___


TO:  _________________________________

SUBJECT: Amended and Restated Credit Agreement dated as of December ___, 1994 with National City Bank, four banks, and National City Bank, as agent (the "Credit Agreement")

Gentlemen:

Each term in this Credit Request shall be defined in accordance with the subject Credit Agreement. Pursuant to subsection 2C.01 of the Credit Agreement, we request a Competitive Loan on the terms set forth below:

   1.  Date of borrowing: __________________________;
     (which is a Banking Day)

   2.  Amount of borrowing: $_______________________;

   3.  Contract Period and the
     last day thereof: _____________________________;

and to disburse the proceeds as follows: ______________________
_______________________________________________________________.


Address:                                    Brush Wellman Inc.
   17876 St. Clair Avenue
   Cleveland, Ohio 44110
                                            By:___________________________
                                            Title: _______________________

                                  EXHIBIT C-1

                                      NOTE
                                      ----

$_______________                                                Cleveland, Ohio
                                                             ___________, 19___


FOR VALUE RECEIVED, the undersigned, Brush Wellman Inc., an Ohio corporation, promises to pay to the order of ______________, at the main office of National City Bank ("NCB"), Cleveland, Ohio, the principal sum of


________________________________________________________ DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side hereof or in the books and records of the payee), together with interest computed in the manner provided in the Credit Agreement referred to below, which principal and interest are payable in accordance with provisions in the Credit Agreement.

This Note is issued pursuant to an Amended and Restated Credit Agreement (the "Credit Agreement") dated as of __________________, 1994 by and among Borrower, four banks and NCB (as agent of the Banks for the purposes of the Credit Agreement) which establishes "Subject Commitments" (one by each Bank) aggregating fifty million dollars ($50,000,000) pursuant to which Borrower may obtain Subject Loans from the Banks upon certain terms and conditions.

Reference is made to the Credit Agreement for the definitions of certain terms, for provisions governing the making of Subject Loans, the acceleration of the Maturity thereof, rights of prepayment, and for other provisions to which this
Note is subject. Any endorsement by the payee on the reverse side of this Note (or any allonge thereto) shall be presumptive evidence of the data so endorsed.

Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.


Address:                                      Brush Wellman Inc.
  17876 St. Clair Avenue
  Cleveland, Ohio 44110
                                              By:___________________________
                                              Title: _______________________

                                  EXHIBIT C-2

                             COMPETITIVE LOAN NOTE
                             ---------------------
$____________                                                   Cleveland, Ohio
                                                          _______________, 19__


FOR VALUE RECEIVED, the undersigned, Brush Wellman Inc., an Ohio corporation ("Maker"), promises to pay to the order of ______________ ("Payee"), at its office located at the address set forth in the Credit Agreement referred to below (or at such other address as it may furnish to maker from time to time) the principal sum of ________________ dollars ($______________) (or, if less, the aggregate unpaid principal balance of all competitive loans (as defined in the Credit Agreement) made by Payee from time to time shown on the reverse side hereof or in the books and records of Payee), together with interest computed in the manner provided in the Credit Agreement referred to below, which principal and interest are payable in accordance with provisions in the Credit Agreement.

This note is issued pursuant to an Amended and Restated Credit Agreement (the "Credit Agreement") dated as of December ___, 1994, by and among Borrower, four banks and NCB (as agent of the Banks for the purposes of the Credit Agreement) which establishes "Subject Commitments" (one by each Bank) aggregating fifty million dollars ($50,000,000) pursuant to which Borrower may obtain Subject Loans from the Banks upon certain terms and conditions.

Reference is made to the Credit Agreement for the definitions of certain terms, for provisions governing the making of Subject Loans, the acceleration of the maturity thereof, rights of prepayment, and for other provisions to which this
Note is subject. Any endorsement by the payee on the reverse side of this Note (or any allonge thereto) shall be presumptive evidence of the data so endorsed.

Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

Address:                                         Brush Wellman Inc.
  17876 St. Clair Avenue
  Cleveland, Ohio 44110
                                                 By:___________________________
                                                 Title: _______________________

                                   EXHIBIT D

                            REVOLVING CREDIT REQUEST
                            ------------------------


                                                                 Cleveland, Ohio
                                                                _________, 19___


TO:  National City Bank, as Agent

SUBJECT: Amended and Restated Credit Agreement dated as of December ___, 1994, with four banks and National City Bank as agent (the "Credit Agreement")

Gentlemen:

Each term in this Credit Request shall be defined in accordance with the subject Credit Agreement. Pursuant to subsection 2C.01 of the Credit Agreement, we request

  ( ) the Banks to grant us a Series of LIBOR Loans in the aggregate principal sum of $_____________ to be made available to us on the _____ day of _____________, 19___;

  ( ) the Banks to grant us a Series of Prime Rate Loans in the aggregate principal sum of $_____________ to be made available to us on the _____ day of _____________, 19___ and;

and to disburse the proceeds as follows: ______________________
_______________________________________________________________.


Address:                                          Brush Wellman Inc.
   17876 St. Clair Avenue
   Cleveland, Ohio 44110
                                                  By:___________________________
                                                  Title: _______________________

                                   EXHIBIT E

                               COMPLIANCE REPORT
                               -----------------
                                                           ___________, 19__


To:  National City Bank
     __________________
     __________________
     __________________

Subject: Amended and Restated Credit Agreement dated as of December __, 1994, with four banks and National City Bank as agent (the "Credit Agreement")

Greetings:

Pursuant to subsection 3A.01 of the subject Credit Agreement and in my capacity as the chief financial officer of Brush Wellman Inc., I hereby certify that to the best of my knowledge and belief

         (a) the financial statements of the Companies accompanying this letter are true and complete and fairly present in all Material respects their consolidated financial condition as of _____________________, 199_ (the "Closing Date") and the consolidated results of their operations for the fiscal period then ending,

         (b) no Default under the Credit Agreement exists *[except for those which, together with our intentions in respect thereof, are set forth in Exhibit One to this letter] and

         (c) as indicated by the calculations below, the Companies are *[not] in full compliance with subsections 3B.01 through 3B.04, both inclusive.

         [* - In (b) and (c), delete the bracketed language if inapplicable.]

3B.01 The actual amount of the Companies' Tangible Net Worth at the Closing Date is equal to or is greater than the required amount.

        $155,000,000
plus    $__________ 40% of $_________  annual earnings accumulated from
                                       December 31, 1994 to the end of the
                                       preceding fiscal year (see Section
                                       3B.01)

sum     $__________ required amount
        $__________ actual Tangible Net Worth

3B.02 The actual LEVERAGE of the Companies is equal to or less than the maximum factor permitted, namely, 1.25 -- leverage being a factor equal to the quotient of Total Liabilities divided by Tangible Net Worth.

           $__________  Total Liabilities
divided by $__________  Tangible Net Worth
quotient   __________%  Actual Leverage

3B.03 The actual CURRENT RATIO of the Companies is greater than the minimum factor required, namely, 1.5 -- the Current Ratio being a factor equal to the quotient of Current Assets divided by Current Liabilities.

           $_________   Current Assets
divided by $_________   Current Liabilities
quotient    _________   Actual Current Ratio

3B.04 The actual INTEREST COVERAGE RATIO is greater than the minimum factor (3:00 to 1:00) required, the Interest Coverage being a factor equal to the quotient of the sum of items (a), (b) and (c) below divided by item (b).

       (a) $__________  Net Income
plus   (b) $__________  interest expense (including any required capitalized interest)
plus   (c) $__________  income taxes
sum    (d) $__________  total
quotient(e) __________  Actual Interest Coverage--(d)/(b)

3B.05 The actual FUNDED DEBT of the Companies is equal to or less than the maximum factor permitted, namely, 0.5 -- the Funded Debt being a factor equal to the quotient of Funded Indebtedness divided by Funded Indebtedness plus Tangible Net Worth.

           $_________   Funded Indebtedness
divided by $_________   Funded Indebtedness plus Tangible Net Worth
quotient    _________   Actual Funded Indebtedness


                                           BRUSH WELLMAN INC.



                                           By:______________________________
                                           Title: __________________________

                                   EXHIBIT F

                              LIST OF SUBSIDIARIES


                                  Address of                        Jurisdiction
Name of                           its Chief                         Where                      Equity
Subsidiary                        Executive Office                  Incorporated               Ownership
- -----------------                 -----------------                 ------------               --------
Egbert Corp.                      17876 St. Clair Avenue               Ohio                     100.0%
                                  Cleveland, Ohio 44110

S.K. Wellman Co.                  17876 St. Clair Avenue               Delaware                 100.0%
of Delaware                       Cleveland, Ohio 44110

Technical Materials               17876 St. Clair Avenue               Ohio                     100.0%
Inc.                              Cleveland, Ohio 44110

Williams Advanced                 17876 St. Clair Avenue               New York                 100.0%
Materials Inc.                    Cleveland, Ohio 44110

Tegman Corp.                      17876 St. Clair Avenue               New York                  20.0%
                                  Cleveland, Ohio 44110

Metals Engineering                17876 St. Clair Avenue               Pennsylvania             100.0%
Co.                               Cleveland, Ohio 44110

Brush Wellman                     17876 St. Clair Avenue               Delaware                 100.0%
Acquisition Co.                   Cleveland, Ohio 44110

Brush Wellman                     17876 St. Clair Avenue               U.S. Virgin              100.0%
Export Corp.                      Cleveland, Ohio 44110                Island

Brush Wellman GmbH                17876 St. Clair Avenue               West Germany             100.0%
                                  Cleveland, Ohio 44110

Brush Wellman Ltd.                17876 St. Clair Avenue               England                  100.0%
                                  Cleveland, Ohio 44110

Brush Wellman                     17876 St. Clair Avenue               Japan                    100.0%
(Japan) Ltd.                      Cleveland, Ohio 44110

William Advanced                  17876 St. Clair Avenue               Singapore                100.0%
Materials Far                     Cleveland, Ohio 44110
East PTE Ltd.

                                   EXHIBIT G

                          Exceptions to Section 4B.01
                          ---------------------------

                                      None





RAS1372:01278:91004:RAS-01E.LOA
ras 12/12/94